Exhibit 5.1(a)

December 10, 2024

The Board of Directors
Theriva Biologics, Inc.
9605 Medical Center, Suite 270
Rockville, MD 20850

Re: Registration Statement on Form S-1

Gentlemen:

We have acted as special Nevada counsel to Theriva Biologics, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration by the Company of up to $20,000,000 of the Company’s Securities (as defined below), resulting in gross proceeds of $10,000,000, consisting of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or in lieu thereof, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), with each Share or Pre-Funded Warrant accompanied by a warrant to purchase shares of Common Stock (the “Common Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Common Warrants (the “Common Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Common Warrants and the Common Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to a securities purchase agreement (the “Purchase Agreement”) to be entered into by and among the Company and certain investor signatories thereto, the form of which has been, or will be, filed as Exhibit 10.36 to the Registration Statement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters (“Reliance Documents”). We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the federal securities laws, the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. In connection with this opinion letter, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reliance Documents, Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto (other than the Company); (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the Securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any purchase, placement agency, warrant, deposit, unit or similar agreement (collectively the “Securities Agreements”) relating to the Securities being offered will be duly authorized, executed and delivered by other parties thereto; (v) the terms of any Common Warrants and Pre-Funded Warrants included in any Securities offered and issued as executed and delivered are as described in the Registration Statement; and (vi) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreement and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable; (ii) the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise of the Pre-Funded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable; and (iii) the Common Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise of the Common Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the Common Warrants, the Common Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to advise you of changes in law or facts that may hereafter be brought to our attention.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and further consent to all references to our firm under the caption “Legal Matters” in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities covered by this opinion letter.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

[/s/ PARSONS BEHLE & LATIMER]